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                                                     EXHIBIT (21)





                        SUBSIDIARIES OF THE REGISTRANT



     The parent of the Company is a wholly-owned subsidiary of McKesson Corporation. The following is a listing of the significant subsidiaries of the
Company:



                                                  Jurisdiction of
                                                     Organization
                                                  ---------------


Armor All Products GmbH. . . . . . . . . . . . . . . . . .Germany
Armor All Products of Canada, Inc. . . . . . . . . . . . . Canada